Exhibit 99.3

                                Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that I, PAUL TOURADJI, hereby make, constitute and appoint Tom Dwan acting individually and with full power of substitution, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity and (b) in my capacity as managing member or in other capacities with Touradji Capital Management, LP, a Delaware limited partnership ("TCM"), and each of their affiliates or entities managed, advised or controlled by me or TCM, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the Commission pursuant to Section 13(d) or Section 16(a) of the Exchange Act including, without limitation: (a) any acquisition statements on
Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the Commission pursuant to Section 13(f) of the Exchange Act. All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 28th day of September, 2006.


/s/ Paul Touradji
------------------------
Paul Touradji

State of New York )
                  ) ss:
County of New York)


     On the 28th day of September in the year 2006, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Mr. Paul Touradji, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. The undersigned consents to the inclusion of this notarization in any and all public or private filings, schedules or reports with respect to or involving Mr. Paul Touradji.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this 28th day of September, 2006.

                                             /s/ Urszula Lozowska
                                             -----------------------------------
                                             Notary Public


                                             Urszula Lozowska
                                             Notary Public, State of New York
                                             No. 01LO6133938
                                             Qualified in Kings County
                                             Term Expires September 19, 2009